Exhibit 99.23

                                CONSENT AGREEMENT

         This Consent Agreement dated as of August 1, 2001 (this "Agreement"), is made by and among LSOF Pooled Equity, L.P., a Delaware limited partnership ("Lone Star"), Greenbriar Corporation, a Nevada corporation (the "Company") and each of the undersigned holders of shares of capital stock (each, a "Stockholder" and collectively, the "Stockholders") of the Company.

                             PRELIMINARY STATEMENTS

         The Company and Lone Star have entered into a Master Settlement Agreement (as the same may be amended from time to time, the "Settlement Agreement"; terms used herein but not defined herein have the meanings set forth in the Settlement Agreement), which provides that in consideration of the release of any Claims that Lone Star may have against the Company with respect to Lone Star's Preferred Stock investment in the Company and the assumption by Lone Star of the Assumed Liabilities, (i) the Assignors are transferring to Assignee all of their respective right, title and interest, in and to the Assigned Assets (the "Assignment"), (ii) the Company will pay to Lone Star $4,000,000 in immediately available funds, and (iii) for the same consideration, the Company is also redeeming all of Lone Star's Preferred Stock, any and all of the Company's common stock into which Lone Star's Preferred Stock was purportedly converted, together with all of Lone Star's right, title and interest to any and all claims and rights with respect to its interest as a stockholder, equity interest holder or otherwise (collectively, the "Transactions").

         The Transactions do not require the approval of the holders of the majority of shares of the Company's capital stock under applicable law or the Company's Organizational Documents.

         The Stockholders own the shares of the Company common stock, $.01 par value per share (the "Common Stock"), set forth opposite their respective names on Exhibit A hereto. As used herein, the term "Shares" includes all shares of such Common Stock as to which each Stockholder (at any time prior to the termination of this Agreement) is the beneficial or record owner or is otherwise able to direct the voting thereof and all securities issued or exchanged with respect to any such Shares upon any reclassification, recapitalization, reorganization, merger, consolidation, spin-off, stock split, combination, stock or other dividend or any other change in the Company's capital structure.

         To induce Lone Star to enter into the Settlement Agreement and to consummate the transactions contemplated thereby, including without limitation, executing the Mutual Release, the Company has agreed, upon the terms and subject to the conditions set forth herein, to cause holders of not less than a majority of the outstanding shares of Common Stock to execute this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

         7. Consent. Notwithstanding the fact that consent to the Transactions is not required under applicable law or the Company's Organizational Document, each Stockholder hereby consents to and approves the terms and conditions of the Settlement Agreement and the other Transaction Documents, and the consummation of the transactions contemplated thereby, including without limitation, the Transactions.

         8. Public Filings. In the event that it is subsequently determined that the Transactions require a vote of the stockholders of any class under applicable law, the Company agrees to promptly prepare and file an Information Statement with the Securities and Exchange Commission (the "SEC") and the Company shall respond as promptly as practicable to any comments of the SEC with respect thereto. The Company shall give Lone Star a reasonable opportunity to review, comment on and make reasonable changes to the Information Statement. The Company shall use its reasonable efforts to cause the Information Statement to be mailed to the Company's stockholders as promptly as practicable after the Information Statement is cleared by the SEC. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Information Statement and shall supply each other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or any of its staff, on the other hand, with respect to the Information Statement.

         9. Stockholders' Representations and Warranties. Each Stockholder, as to itself only, represents and warrants to Lone Star that such Stockholder is the beneficial and record owner of the Shares set forth on Exhibit A, (ii) such Stockholder has the sole right to vote such Shares, (iii) such Stockholder has the full and unrestricted legal power, authority and right to enter into, execute and deliver this Agreement without the consent or approval of any other person, (iv) this Agreement is the valid and binding agreement of such Stockholder, (v) the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of incorporation or bylaws of any Stockholder, to the extent applicable, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or to such Stockholder's property or assets and (vi) such stockholder is not an Affiliate of Vestin Mortgage.

         10. The Company's Representations and Warranties. The Company hereby represents and warrants to Lone Star as of the date here that the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of incorporation or bylaws of the Company, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Company or to the Company's property or assets. The Company hereby represents and warrants that the Shares set forth on Exhibit A constitute the majority of all issued and outstanding shares of Common Stock. Set forth on Exhibit B is a true and correct list of (i) the authorized capital stock of the Company, and (ii) as of the date hereof, the number of shares of each class of capital stock that is issued and outstanding. Except as set forth on Exhibit B, no other shares of capital stock are issued and outstanding. All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, dully paid and nonassessable, and were issued in compliance with applicable federal and state securities laws. Except as set forth on Exhibit B, there are no outstanding shares of capital stock or outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights or other agreements either directly or indirectly for the purchase or acquisition from the Company of any shares of its capital stock.

         11. Lone Star's Representations and Warranties. Lone Star hereby represents and warrants to the Stockholders as of the date here that Lone Star has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Lone Star, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Lone Star. This Agreement has been duly executed and delivered by Lone Star and constitutes a valid and binding obligation of Lone Star enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of formation or limited partnership agreement of Lone Star, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Lone Star or to Lone Star's property or assets.

         12. No Voting Trusts. Each Stockholder hereby revokes any and all proxies and voting instructions with respect to the Shares previously given by such Stockholder and such Stockholder agrees that it will not grant or give any other proxies or voting instructions with respect to the voting of the Shares, enter into any voting trust or other arrangement or agreement with respect to the voting of the Shares (and if given or executed, such proxies, voting instructions, voting trust or other arrangement or agreement shall not be effective), or agree, in any manner, to vote the Shares for or against any proposal submitted to the Stockholders of the Company except in furtherance of the proposals set forth in paragraph 7 hereof.

         13. Agreements with Respect to the Shares.

         (a) Should a vote of the stockholders be required under applicable law, each Stockholder agrees to vote the Shares, to the extent entitled to vote, (x) in favor of the approval of the Settlement Agreement, the Transactions and any other transactions contemplated by the Transaction Documents, at every meeting of the Stockholders of the Company at which any of such matters are considered and at every adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to any of the Transactions and the Settlement Agreement is sought, and (y) with respect to all other proposals submitted to the Stockholders of the Company which, directly or indirectly, would reasonably be expected to prevent or materially delay the consummation of Transactions, in such manner as Lone Star may direct; and

         (b) Unless otherwise instructed in writing by Lone Star, during the term of this Agreement, each Stockholder will vote the Shares against any Competing Transaction.

         (c) For purposes of this Agreement, a "Competing Transaction" shall mean a transaction of any kind proposed by any person(s) in lieu of or in opposition to the Settlement Agreement and the Transactions.

         14. Proxies. In furtherance of the foregoing, each Stockholder is granting to John P. Grayken and J.D. Dell, or to their respective designee(s), irrevocable proxies and powers of attorney (which may be in the form annexed hereto or such other form consistent with the terms hereof and thereof as Lone Star may specify) to vote the Shares, to the extent such Shares are entitled to vote, and hereby specifically agrees not to revoke such proxies granted under any circumstances:

         (a) at any and all meetings of Stockholders of the Company, notice of which meetings are given prior to the due and proper termination of this Agreement, with respect to matters presented to the Company's Stockholders for vote which relates to or affects (i) the Transaction or the Settlement Agreement or the approval of either thereof; and (ii) any Competing Transaction; or

         (b) with respect to actions to be taken by written consent of the Stockholders of the Company which relates to or affects any of the foregoing, and which consent is solicited prior to the due and proper termination of this Agreement.

         15. Limitation on Sales. During the term of this Agreement, each Stockholder agrees not to sell, assign, transfer, or otherwise dispose of, or issue an option or call with respect to, any of the Shares, or impair such

Stockholder's Shares; provided, that any Stockholder may sell or otherwise dispose of any of his or her Shares in a bona fide open market transaction or in any other transaction if the transferee of such Shares agrees to be bound by and subject to the terms and conditions of this Agreement as if such transferee had executed this Agreement on the date hereof as a Stockholder.

         16. Specific Performance. Each Stockholder acknowledges that it will be impossible to measure in money the damage to Lone Star if the Stockholder fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, Lone Star will not have an adequate remedy at law or in damages. Accordingly, each Stockholder agrees that injunctive relief or any other equitable remedy, in addition to any remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of any such remedy on the basis that Lone Star has an adequate remedy at law. Each Stockholder agrees not to seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Lone Star seeking or obtaining such equitable relief.

         17. Reasonable Efforts. Each Stockholder will use all reasonable efforts to cause to be satisfied the conditions to the obligations of the Company in such Stockholder's control to effect the Closing under the Settlement Agreement.

         18. Publicity. Each Stockholder agrees that, from the date hereof, such Stockholder shall not issue any public release or announcement concerning the transactions contemplated by this Agreement and the Settlement Agreement without the prior consent of Lone Star, except as such release or announcement may, in the opinion of such Stockholder's counsel, be required by applicable law, in which case such Stockholder shall allow Lone Star reasonable time to comment on such release or announcement in advance of such issuance.

         19. Term of Agreement; Termination.

         (a) The term of this Agreement shall commence on the date hereof and shall terminate upon the earliest to occur of (i) after the consummation of the Transactions, (ii) the due and proper termination of the Settlement Agreement in accordance with its terms or (iii) six (6) months from the date hereof. Upon such termination, no party shall have any further obligations or liabilities hereunder.

         (b) The obligations of the Stockholders set forth in this Agreement shall not be effective or binding upon any Stockholder until after such time as the Settlement Agreement is executed and delivered by Lone Star, the Company, each Assignor and each Intervenor.

         20. Miscellaneous.

         (a) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter of this Agreement.

         (b) Notices. No notice or other communication shall be deemed given unless sent in the manner, and to the persons, specified in this paragraph 14. All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon receipt if delivered personally (unless subject to clause
(b)) or if mailed by registered or certified mail, (b) at noon on the date after dispatch if sent by overnight courier or (c) upon the completion of transmission (which is confirmed telephonically by the receiving party) if transmitted by telecopy or other means of facsimile which provides immediate or near immediate transmission to compatible equipment in the possession of the recipient, and in any case to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as will be specified by like notice):

                         if to any Greenbriar Party, to

                         Greenbriar Corporation
                         650 Centura Tower One
                         14185 Dallas Parkway
                         Dallas, Texas  75240
                         Attention: President
                         Telecopy: (972) 407-8420

                         with a copy (which shall not constitute notice) to:

                         Henry W. Simon, Jr.
                         Simon, Warner & Doby, L.L.P.
                         1700 City Center Tower II
                         301 Commerce Street
                         Fort Worth, Texas  76102
                         Telecopy:  (817) 810-5255

                           If to Lone Star, to

                           LSOF Pooled Equity, L.P.
                           600 N. Pearl Street
                           Suite 1550, LB 161
                           Dallas, Texas 76140
                           Attention:  Len Allen
                           Telecopy:  (214) 754-8401

                           with a copy (which shall not constitute notice) to:

                           Weil, Gotshal & Manges LLP
                           100 Crescent Court, Suite 1300
                           Dallas, Texas 75201-6950
                           Attention: Michael A. Saslaw
                           Telecopy: (214) 746-7777

                           If to a Stockholder, to the address set forth below such Stockholder's name on Exhibit A hereto, with a copy (which shall not constitute notice) to:

                           Henry W. Simon, Jr.
                           Simon, Warner & Doby, L.L.P.
                           1700 City Center Tower II
                           301 Commerce Street
                           Fort Worth, Texas  76102
                           Telecopy:  (817) 810-5255

         (c) Waiver. The failure of any party to insist upon strict performance of any provision hereof shall not constitute a waiver of, or estoppel against asserting, the right to require such performance in the future, nor shall a waiver or estoppel with respect to a later breach of a similar nature or otherwise.

         (d) Curative Actions; Severability.

                  (i) If any of the covenants, terms or conditions of this Agreement are held illegal by any court or administrative body of competent jurisdiction, and any director or stockholder action, including, but not limited to, the execution of any documents or instruments, will make such covenants, terms or conditions valid and enforceable, each party hereby agrees that it shall take or cause to be taken such action as may reasonably be required to make any such covenant, term or condition valid and enforceable.

                  (ii) If any provision of this Agreement is held invalid, such invalidity shall not affect the other provisions hereof which can be given effect without the invalid provision, and to this end the provisions of this Agreement are intended to be and shall be deemed severable.

         (e) Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. THE PARTIES HERETO HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN DALLAS COUNTY, TEXAS AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. THE PARTIES ACCEPT FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENTS.

         (f) WAIVER OF JURY TRAIL. EACH PARTY HERETO WAIVES ANY RIGHT TO TRAIL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT SUCH PARTY MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         (g) Construction. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provision hereof. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine, and neuter, and the number of all words shall include the singular and the plural. No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof. Capitalized terms used herein but not otherwise defined herein shall have the meaning given to them in the Settlement Agreement.

         (h) Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if each of the parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

         (i) Successors and Assigns. Except as provided to the contrary in this Agreement, this Agreement shall apply to, and shall be binding upon each of the parties, their respective successors and permitted assigns. Lone Star may freely assign its rights and obligations hereunder to any designee subject to compliance by Lone Star of its obligations to execute and deliver the Mutual Release pursuant to the terms and conditions of the Settlement Agreement.

         (j) Cumulative Rights. The rights and remedies provided by this Agreement are cumulative, and the use of any right or remedy by either party shall not preclude or waive its right to use any or all other remedies.

         (k) No Third Party Beneficiaries. Nothing in this Agreement is intended to confer upon any Person that is not a party hereto any rights or remedies hereunder or otherwise.

         (l) Time of the Essence. Time is of the essence to each and every provision of this Agreement.

         (m) Acknowledgments. The parties hereto hereby acknowledge that: (a) each such party has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Transaction Documents; and (b) no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the parties hereto and Lone Star.

           [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Consent Agreement as of the date first above written.

                      LSOF POOLED EQUITY, L.P.

                      By:  LSOF GenPar, Inc., its General Partner

                      By: /s/ J.D. Dell
                          ----------------------
                          Name: J.D. Dell
                          Title: Vice President

                      GREENBRIAR CORPORATION

                      By: /s/ James R. Gilley
                          ----------------------
                          Name:  James R. Gilley
                          Title: Chairman of the Board
                                 and Chief Executive
                                 Officer

                    THE APRIL TRUST, A GRANTOR TRUST
                    FOR THE BENEFIT OF JAMES R.
                    GILLEY AND SYLVIA M. GILLEY



                    By:  /s/ James R. Gilley
                         ------------------------------------------------
                    Name: James R. Gilley
                         ------------------------------------------------
                    Title: Trustee
                          -----------------------------------------------

                    JRG INVESTMENTS CO., INC.



                    By:  /s/ James R. Gilley
                         ------------------------------------------------
                    Name: James R. Gilley
                         ------------------------------------------------
                    Title: President
                          -----------------------------------------------

                                /s/ Sylvia M. Gilley
                                -----------------------------------
                                Sylvia M. Gilley

                                /s/ Victor L. Lund
                                -----------------------------------
                                Victor L. Lund

                                /s/ Gene S. Bertcher
                                -----------------------------------
                                Gene S. Bertcher

                                /s/ Robert L. Griffis
                                -----------------------------------
                                Robert L. Griffis

                                /s/ Don C. Benton
                                -----------------------------------
                                Don C. Benton

                     AMERICAN REALTY TRUST, INC.



                     By: /s/ Robert Waldman
                        --------------------------------------------------
                     Name:  Robert Waldman
                          ------------------------------------------------
                     Title: Secretary
                           -----------------------------------------------

                     BASIC CAPITAL MANAGEMENT, INC.



                     By: /s/ Robert Waldman
                        --------------------------------------------------
                     Name:  Robert Waldman
                          ------------------------------------------------
                     Title: Secretary
                           -----------------------------------------------

                          NEVADA SEA INVESTMENTS, INC.



                     By: /s/ Robert Waldman
                        --------------------------------------------------
                     Name:  Robert Waldman
                          ------------------------------------------------
                     Title: Secretary
                           -----------------------------------------------

                        INTERNATIONAL HEALTH PRODUCTS, INC.



                        By: /s/ Ronald E. Kimbrough
                           --------------------------------------------------
                        Name:  Ronald E. Kimbrough
                             ------------------------------------------------
                        Title: Secretary
                              -----------------------------------------------

                           ONE REALCO CORPORATION (fka Davister Corporation)



                           By: /s/ Ronald Akin
                              --------------------------------------------------
                           Name:  Ronald Akin
                                ------------------------------------------------
                           Title: President
                                 -----------------------------------------------

                        TACCO FINANCIAL, INC.



                        By: /s/ J.T. Tackett
                           --------------------------------------------------
                        Name:  J.T. Tackett
                             ------------------------------------------------
                        Title: Vice President
                              -----------------------------------------------

--------------------------------------------------------------------------------
CUSIP No. 393648-10-0                13D                  Page 114 of 123 Pages
--------------------------------------------------------------------------------


                                    EXHIBIT A
                                    ---------

Name of Stockholder:                                    The April Trust, a Grantor Trust for the benefit of
                                                        James R. Gilley and Sylvia M. Gilley

Address:                                                650 Centura Tower One
                                                        14185 Dallas Parkway
                                                        Dallas, TX 75240

Telephone No.:                                          972-407-8400

Facsimile No.:                                          214-273-0620

Number of Shares of Common Stock:                       2,340,851

Name of Stockholder:                                    JRG Investments Co., Inc.

Address:                                                650 Centura Tower One
                                                        14185 Dallas Parkway
                                                        Dallas, TX 75240

Telephone No.:                                          972-407-8400

Facsimile No.:                                          214-273-0620

Number of Shares of Common Stock:                       897,851

Name of Stockholder:                                    Sylvia M. Gilley

Address:                                                650 Centura Tower One
                                                        14185 Dallas Parkway
                                                        Dallas, TX 75240

Telephone No.:                                          972-407-8400

Facsimile No.:                                          972-991-8582

Number of Shares of Common Stock:                       536,000

Name of Stockholder:                                    Victor L. Lund

Address:                                                816 NE 87th Avenue
                                                        Vancouver, Washington  98664

Telephone No.:                                          360-892-9090

Facsimile No.:                                          360-892-2146

                                                                 Page 115 of 123


Number of Shares of Common Stock:                       1,234,961


Name of Stockholder:                                        Gene S. Bertcher

Address:                                                    650 Centura Tower One
                                                            14185 Dallas Parkway
                                                            Dallas, TX 75240

Telephone No.:                                              972-407-8400

Facsimile No.:                                              214-273-0624

Number of Shares of Common Stock:                           66,000

Name of Stockholder:                                        Robert L. Griffis

Address:                                                    650 Centura Tower One
                                                            14185 Dallas Parkway
                                                            Dallas, TX 75240

Telephone No.:                                              972-407-8400

Facsimile No.:                                              214-273-0625

Number of Shares of Common Stock:                           30,000

Name of Stockholder:                                        Don C. Benton

Address:                                                    Arrowhead Ranch
                                                            Route 1
                                                            Clarksville, Texas  75246

Telephone No.:                                              903-966-2347

Facsimile No.:                                              903-427-5773

Number of Shares of Common Stock:                           10,000

Name of Stockholder:                                        American Realty Trust, Inc.


                                                                 Page 116 of 123


Address:                                                    1800 Valley View Lane, Suite 300
                                                            Dallas, Texas  75234

Telephone No.:                                              469-522-4277

Facsimile No.:                                              469-522-4388

Number of Shares of Common Stock:                           97,500




                                                                 Page 117 of 123


Name of Stockholder:                                        Basic Capital Management, Inc.

Address:                                                    1800 Valley View Lane, Suite 300
                                                            Dallas, Texas  75234

Telephone No.:                                              469-522-4277

Facsimile No.:                                              469-522-4388

Number of Shares of Common Stock:                           141,260

Name of Stockholder:                                        Nevada Sea Investments, Inc.

Address:                                                    1800 Valley View Lane, Suite 300
                                                            Dallas, Texas  75234

Telephone No.:                                              469-522-4277

Facsimile No.:                                              469-522-4388

Number of Shares of Common Stock:                           72,800

Name of Stockholder:                                        International Health Products, Inc.

Address:                                                    1800 Valley View Lane, Suite 300
                                                            Dallas, Texas  75234

Telephone No.:                                              469-522-4277

Facsimile No.:                                              469-522-4388

Number of Shares of Common Stock:                           229,085



                                                                 Page 118 of 123


Name of Stockholder:                                    One Realco Corporation (fka Davister Corporation)

Address:                                                1800 Valley View Lane, Suite 300
                                                        Dallas, Texas  75234

Telephone No.:                                          469-522-4277

Facsimile No.:                                          469-522-4388

Number of Shares of Common Stock:                       264,200

Name of Stockholder:                                    TacCo Financial, Inc.

Address:                                                1800 Valley View Lane, Suite 300
                                                        Dallas, Texas  75234

Telephone No.:                                          469-522-4277

Facsimile No.:                                          469-522-4388

Number of Shares of Common Stock:                       242,500


                                    EXHIBIT B
                                    ---------

                                 CAPITALIZATION
                                 --------------





The total number of shares of stock which the Company has authority to issue is 110,000,000 shares of capital stock, classified as (i) 100,000,000 shares of common stock, $0.01 par value and (ii) 10,000,000 shares of preferred stock, $0.10 par value. As of the date of this Agreement, 9,714,608 shares of common stock are issued and outstanding and 6,000,000 shares of Series H Preferred Stock, $0.10 par value, are issued and outstanding.





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                                                                 Page 120 of 123


                     IRREVOCABLE PROXY AND POWER OF ATTORNEY


         The undersigned hereby appoints John P. Grayken and J.D. Dell, as the undersigned's attorney-in-fact and proxy, with full power of substitution, for and in the undersigned's name, to vote, express consent or disapproval, or otherwise act (including pursuant to written consent, but excluding the right to assert, perfect and prosecute dissenters' rights of appraisal) in accordance with Paragraphs 7(a) and 4(b) of the Consent Agreement with respect to all of the shares of Common Stock, $.01 par value per share, of Greenbriar Corporation, a Nevada corporation (the "Company"), owned of record by the undersigned.

         The proxy granted hereby shall be irrevocable and may be exercised at any meeting of Stockholders, notice of which is given, or in respect of any written consent which is solicited prior to the due and proper termination of, and subject to and in accordance with the terms and conditions of, the Consent Agreement, dated of even date herewith, among the undersigned, LSOF Pooled Equity, L.P., a Delaware limited partnership, the Company and the Stockholders of the Company signatory thereto. This proxy is coupled with an interest sufficient in law to support such proxy.

Dated:   August 1, 2001
                                     -------------------------------------
                                     Name: